MORTGAGE NOTES PROCEEDS COLLATERAL ACCOUNT AGREEMENT

            This MORTGAGE NOTES PROCEEDS COLLATERAL ACCOUNT AGREEMENT (this "Agreement") is dated as of November 14, 1997, and entered into by and among LAS VEGAS SANDS, INC., a Nevada corporation ("LVSI"), VENETIAN CASINO RESORT, LLC, a Nevada limited liability company ("VCR", and jointly and severally with LVSI, "Pledgor"), THE BANK OF NOVA SCOTIA, a Canadian chartered bank, as Disbursement Agent under the Disbursement Agreement (in such capacity herein called "Secured Party").

                             PRELIMINARY STATEMENTS

      A. The Project. LVSI, VCR and Grand Canal Shops Mall Construction, LLC, a Delaware limited liability company ("GCCLLC"), propose to develop, construct and operate the Venetian Casino Resort, a large scale Venetian-themed hotel, casino, retail, meeting and entertainment complex, with related heating, ventilation and air conditioning and power station facilities, as part of the redevelopment of the site of the former Las Vegas Sands Hotel and Casino.

      B. Bank Credit Agreement. Concurrently herewith, LVSI, VCR, the Bank Agent and the Bank Lenders have entered into the Bank Credit Agreement pursuant to which the Bank Lenders have agreed, subject to the terms thereof, to provide certain loans to LVSI and VCR, jointly and severally, in an aggregate amount and for purposes specified therein.

      C. Interim Mall Credit Agreement. Concurrently herewith, LVSI, VCR, GCCLLC, and the Interim Mall Lender have entered into the Interim Mall Credit Agreement pursuant to which the Interim Mall Lender has agreed to provide loans to LVSI, VCR and GCCLLC, jointly and severally, in an aggregate amount and for purposes specified therein.

      D. Mortgage Notes Indenture. Concurrently herewith, LVSI, VCR, certain guarantors named therein, and the Mortgage Notes Indenture Trustee have entered into the Mortgage Notes Indenture pursuant to which LVSI and VCR will issue Mortgage Notes in an aggregate principal amount and for purposes specified therein.

      E. Subordinated Notes Indenture. Concurrently herewith, LVSI, VCR, certain guarantors named therein, and the Subordinated Notes Indenture Trustee have entered into the Subordinated Notes Indenture pursuant to which LVSI and VCR will issue Subordinated Notes in an aggregate principal amount and for purposes specified therein.

      F. Funding Agents' Disbursement and Administration Agreement. Concurrently herewith, Pledgor, GCCLLC, the Bank Agent (acting on behalf of itself and the Bank Lenders), the Interim Mall Lender, the Mortgage Notes Indenture Trustee (acting on behalf of itself and the Mortgage Note Holders), the HVAC Provider and The Bank of Nova Scotia as "Disbursement Agent" have entered into that certain Funding Agents'


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Disbursement and Administration Agreement ("Disbursement Agreement") for the
purpose of setting forth, among other things, (a) the mechanics for and allocation of the Company's requests for Advances under the Facilities and from the Company's Funds Account, (b) the conditions precedent to the initial Advance and conditions precedent to subsequent Advances, (c) certain common representations, warranties and covenants of the Company in favor of the Funding Agents, (d) the establishment of the Collateral Accounts, (e) the pledge and management of the Collateral Accounts, and (f) the common events of default and remedies.

      G. Capacity and Obligations of Secured Party. Secured Party has entered into this Agreement pursuant to the Disbursement Agreement and is obligated to exercise its rights and perform its duties hereunder in accordance with the Disbursement Agreement and the Intercreditor Agreement.

      H. Condition. It is a condition precedent to the purchase of the Mortgage Notes by the Mortgage Note Holders that Pledgor shall have established the Collateral Accounts, grant control to the Disbursement Agent (as Secured Party) of such accounts, and undertaken the obligations contemplated by this Agreement.

            NOW, THEREFORE, in consideration of the premises and in order to induce the Mortgage Note Holders to purchase the Mortgage Notes under the Mortgage Notes Indenture and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor hereby agrees with Secured Party as follows:

            SECTION 1. Certain Definitions.

            (a) Specific Definitions. The following terms used in this Agreement shall have the following meanings:

            "Collateral" shall have the meaning given to that term in the Third-Party Account Agreement.

            "Collateral Accounts" shall have the meaning given to that term in the Third-Party Account Agreement.

            "Investments" shall have the meaning given to that term in the Third-Party Account Agreement.

            "Mortgage Notes Proceeds Account" shall have the meaning given to that term in the Third-Party Account Agreement.

            "Permitted Investments" shall have the meaning given to that term in the Third-Party Account Agreement.

            "Secured Obligations" means all obligations and liabilities of every nature of Pledgor now or hereafter existing under or arising out of or in connection with the


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Mortgage Notes Indenture, the Mortgage Notes, and each other Financing Agreement to which the Mortgage Notes Indenture Trustee is a party or which grants a security interest for the benefit of the Mortgage Notes Indenture Trustee or the Mortgage Notes Holders, and all extensions or renewals thereof, whether for principal, interest (including interest that, but for the filing of a petition in bankruptcy with respect to Pledgor, would accrue on such obligations), fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliqui dated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Mortage Notes Holder as a preference, fraudulent transfer or otherwise, and all obligations of every nature of Pledgor now or hereafter existing under this Agreement.

            "Securities Intermediary" means Goldman, Sachs & Co., identified as the "Securities Intermediary" in the Third-Party Account Agreement.

            "Third-Party Account Agreement" means the Mortgage Notes Proceeds Third-Party Account Agreement, substantially in the form of Annex A hereto, entered into among Pledgor, Secured Party and Securities Intermediary, as such agreement may be amended, supplemented or otherwise modified from time to time.

            (b) General Provisions. Capitalized terms used but not defined herein or in the Third-Party Account Agreement shall have the meaning given to such terms in Exhibit A to the Third-Party Account Agreement, although in the event of a conflict, the meaning given to such term in the Third-Party Account Agreement shall control. Unless otherwise defined herein, in the Third-Party Account Agreement or in Exhibit A to the Third-Party Account Agreement, terms used in Articles 8 and 9 of the Code are used herein as therein defined. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate. When a reference is made in this Agreement to an Appendix, Exhibit, Introduction, Recital, Section or Schedule, such reference shall be to an Appendix, an Exhibit, the Introduction, a Recital or a Section of, or a Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

            SECTION 2. Establishment and Operation of the Mortgage Notes Proceeds Account.

            (a) Establishment of Mortgage Notes Proceeds Account. On the date hereof, in accordance with the terms of the Third-Party Account Agreement, Pledgor and Secured Party shall establish with Securities Intermediary at its office at 85 Broad Street, New York, New York 10022, as a securities account in the name of Secured Party, a


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restricted securities account designated as "The Bank of Nova Scotia Mortgage
Notes Proceeds Account".

            (b) Compliance with Third-Party Account Agreement. The Collateral Accounts shall be operated, and all Investments shall be purchased, registered or held (as applicable), in accordance with the terms of the Third-Party Account Agreement.

            (c) Reasonable Reliance. Secured Party shall be fully protected and shall suffer no liability in acting in accordance with any written instructions reasonably believed by it to have been given by Pledgor with respect to any aspect of the operation of the Collateral Accounts (including any such instructions relating to any Investments of any amounts or Financial Assets credited thereto).

            SECTION 3. Pledge of Security for Secured Obligations. Pledgor hereby pledges and assigns to Secured Party, and hereby grants to Secured Party, in each case for the benefit of the Mortgage Notes Indenture Trustee and the Mortgage Notes Holders, a security interest in, all of Pledgor's right, title and interest in and to the Collateral as collateral security for the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. 362(a)), of all Secured Obligations.

            SECTION 4. Investment of Amounts in the Mortgage Notes Proceeds Account.

            (a) Strict Compliance On Investment of Collateral. Credit balances held by Securities Intermediary in the Collateral Accounts shall not be invested or reinvested except as provided in this Section 4 and in the Third-Party Account Agreement.

            (b) Management by Pledgor. So long as no Potential Event of Default or Event of Default shall have occurred and be continuing, Secured Party shall instruct Securities Intermediary to follow, in accordance with the terms of the Third-Party Account Agreement, any written instruction received by Securities Intermediary from Pledgor (with a copy to Secured Party) (i) to invest and reinvest funds held for the credit of the Collateral Accounts in Permitted Investments for credit to the Collateral Accounts, (ii) to transfer funds from the Collateral Accounts to the extent required for such investments, against delivery of the related Financial Assets to Securities Intermediary for credit to the Collateral Accounts, and (iii) to sell or redeem any Investment against delivery of the proceeds to, or settlement to purchase an Permitted Investment for credit of, the Collateral Accounts. Secured Party shall not impose a Suspension Period so long as Pledgor is entitled to instruct Securities Intermediary under this Section 4(b).


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

            (c) Power of Secured Party to Sell. Pledgor agrees that Secured Party may sell or cause the sale or redemption of any Investment and instruct Securities Intermediary to transfer the proceeds of such sale or any other credit in the Collateral Accounts to any third party or account, in either case
(i) if such sale or redemption is necessary to permit Secured Party to perform its duties under this Agreement, the Disbursement Agreement or the Intercreditor Agreement, or (ii) as provided in Section 9.

            SECTION 5. Representations and Warranties. Pledgor represents and warrants as follows:

            (a) Ownership of Collateral; Security Interest; Perfection and Priority. Pledgor is (or at the time of transfer thereof to Securities Intermediary will be) the beneficial owner of the Collateral from time to time transferred by Pledgor for the benefit of Pledgor to Securities Intermediary, as agent for Secured Party, free and clear of any Lien except for the security interest created by this Agreement and the Third-Party Account Agreement. The pledge and assignment of the Collateral pursuant to this Agreement and the Third-Party Account Agreement creates a valid security interest in the Collateral securing the Payment of the Secured Obligations. Assuming compliance by Securities Intermediary with the Third-Party Account Agreement, Secured Party will have a perfected security interest in the Collateral Accounts senior in priority to any other security interest created by Pledgor.

            (b) Governmental Authorizations. Except as may be required under Nevada gaming laws, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the grant by Pledgor of the security interest granted hereby or by the Third-Party Account Agreement, (ii) the execution, delivery or performance of this Agreement or the Third-Party Account Agreement by Pledgor, or (iii) the perfection of or the exercise by Secured Party or Securities Intermediary of its rights and remedies hereunder or under the Third-Party Account Agreement (except as may have been taken by or at the direction of Pledgor).

            (c) Other Information. All information heretofore, herein or hereafter supplied to Secured Party or Securities Intermediary by or on behalf of Pledgor with respect to the Collateral is accurate and complete in all material respects.

            SECTION 6. Further Assurances. Pledgor agrees that from time to time, at the expense of Pledgor, Pledgor shall promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or reasonably desirable, or that Secured Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or by the Third-Party Account Agreement or to enable Secured Party or Securities Intermediary to exercise and enforce its rights and remedies hereunder or under the Third-Party Account Agreement with respect to any Collateral. Without limiting the generality of the foregoing, Pledgor shall: (a) execute and file such financing or continuation


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

statements, or amendments thereto, and such other instruments or notices, as may be necessary or reasonably desirable, or as Secured Party may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby or by the Third-Party Account Agreement, and (b) at Secured Party's request, appear in and defend any action or proceeding that may affect Pledgor's title to or Secured Party's security interest in all or any part of the Collateral.

            SECTION 7. Transfers and other Liens. Pledgor agrees that, except as permitted in Section 4(b), it shall not (a) sell, assign (by operation of law or otherwise), redeem or otherwise dispose of any of the Collateral or (b) create or suffer to exist any Lien upon or with respect to any of the Collateral, except for the security interest created under this Agreement and the Third-Party Account Agreement.

            SECTION 8. Secured Party Appointed Attorney-in-Fact; Secured Party Performance.

            (a) Secured Party Appointed Attorney-in-Fact. Pledgor hereby irrevocably appoints Secured Party as Pledgor's attorney-in-fact, with full authority in the place and stead of Pledgor and in the name of Pledgor, Secured Party or otherwise, from time to time in Secured Party's discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement or the Third-Party Account Agreement, including (a) to file one or more financing or continuation statements, or amendments thereto, relative to all or any part of the Collateral without the signature of Pledgor and (b) to receive, endorse and collect any instruments or other Investments made payable to Pledgor representing any dividend, principal or interest payment or other distribution in respect of the Collateral or any part thereof and to give full discharge for the same.

            (b) Performance by Secured Party. If Pledgor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Pledgor under Section 11.

            SECTION 9. Remedies.

            (a) Transfer or Sequestration of Collateral. If any Potential Event of Default or Event of Default shall have occurred and be continuing, Secured Party may instruct Securities Intermediary to (i) sell or redeem any Investments, (ii) transfer any or all of the Collateral to any account designated by Secured Party, including account or accounts established in Secured Party's name (whether with Secured Party or Securities Intermediary or otherwise), (iii) register title to any Collateral in any name specified by Secured Party, including the name of Secured Party or any of its nominees or agents, without reference to any interest of Pledgor, or (iv) otherwise deal with the Collateral as directed by Secured Party.


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

            (b) Rights of Secured Party. If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "UCC") (whether or not the UCC applies to the affected Collateral), and Secured Party may also in its sole discretion sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable, irrespective of the impact of any such sales on the market price of the Collateral. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                  (c) Agreement as to Manner of Sale. Pledgor hereby agrees that the Collateral is of a type customarily sold on recognized markets and, accordingly, that no notice to any Person is required before any sale of any of the Collateral pursuant to the terms of this Agreement; provided that, without prejudice to the foregoing, Pledgor agrees that, to the extent notice of any such sale shall be required by law, at least ten days' notice to Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification.

            (d) Deficiency. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Pledgor shall be liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency.

            SECTION 10. Application of Proceeds. If any Event of Default shall have occurred and be continuing, all cash included as Collateral and all proceeds received by Secured Party in respect of any sale or redemption of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Secured Party, be held by or for Secured Party as Collateral for, or then, or at any other time thereafter, applied in full or in part by Secured Party against, the Secured Obligations in the following order of priority:

            FIRST: To the payment of all costs and expenses of such sale, collection or other realization, including reasonable compensation to Secured Party and its agents and counsel, and all other expenses, liabilities and advances made or incurred by Secured Party in connection therewith, and all amounts for which Secured Party is entitled to indemnification hereunder and all advances made by


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

      Secured Party hereunder for the account of Pledgor, and to the payment of all costs and expenses paid or incurred by Secured Party in connection with the exercise of any right or remedy hereunder, all in accordance with
      Section 11;

            SECOND: To the payment of all of the Secured Obligations; and

            THIRD: To the payment to or upon the order of Pledgor, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

            SECTION 11. Exculpation; Indemnity; Expenses.

            (a) Exculpation. The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral, it being understood that Secured Party shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not Secured Party has or is deemed to have knowledge of such matters, (b) taking any necessary steps (other than steps taken in accordance with the standard of care set forth above to maintain possession of the Collateral) to preserve rights against any parties with respect to any Collateral, (c) taking any necessary steps to collect or realize upon the Secured Obligations or any guarantee therefor, or any part thereof, or any of the Collateral, (d) initiating any action to protect the Collateral against the possibility of a decline in market value, (e) any loss resulting from Investments made, held or sold pursuant to Section 4, except for a loss resulting from Secured Party's gross negligence or wilful misconduct in complying with Section 4, or (f) determining (i) the correctness of any statement or calculation made by Pledgor in any written or telex (tested or otherwise) instructions or (ii) whether any transfer to or from the Collateral Accounts is proper. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property of like kind. In addition to the foregoing and without limiting the generality thereof, Secured Party shall not be responsible for any actions or omissions of Securities Intermediary.

            (b) Indemnification. Pledgor agrees to indemnify Secured Party, the Mortgage Notes Indenture Trustee and each Mortgage Note Holder from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Secured Party's gross negligence or wilful misconduct as finally determined by a court of competent jurisdiction.


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            (c)   Expenses. Pledgor shall pay to Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may reasonably incur in connection with (i) the administration of this Agreement,
(ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by Pledgor to perform or observe any of the provisions hereof.

            SECTION 12. Continuing Security Interest. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the indefeasible payment in full of the Secured Obligations, (b) be binding upon Pledgor, its successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and the Mortgage Note Holders and their respective successors, transferees and assigns. Upon the indefeasible payment in full of all Secured Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Pledgor. Upon any such termination Secured Party shall, at Pledgor's expense, execute and deliver to Pledgor such documents as Pledgor shall reasonably request to evidence such termination and Pledgor shall be entitled to the return, upon its request and at its expense, against receipt and without recourse to Secured Party, of such of the Collateral as shall not have been sold, transferred or otherwise applied pursuant to the terms hereof. Secured Party may terminate the Mortgage Note Proceeds Account on full disbursement of the Mortgage Notes Proceeds pursuant to the Disbursement Agreement.

            SECTION 13. Secured Party as Disbursement Agent.

            (a) Agency. Secured Party has been appointed to act as Secured Party hereunder by Lenders pursuant to the Disbursement Agreement. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement, the Disbursement Agreement and the Intercreditor Agreement.

            (b) Identity of Agent. Secured Party shall at all times be the same Person that is Disbursement Agent under the Disbursement Agreement. Written notice of resignation by Disbursement Agent pursuant to subsection 9.7 of the Disbursement Agreement shall also constitute notice of resignation as Secured Party under this Agreement; removal of Disbursement Agent pursuant to subsection
9.7 of the Disbursement Agreement shall also constitute removal as Secured Party under this Agreement; and substitution of a successor disbursement agent pursuant to subsection 9.7 of the Disbursement Agreement shall also constitute substitution of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Disbursement Agent under subsection 9.7 of the Disbursement Agreement by a successor Disbursement Agent, that successor Disbursement Agent shall thereupon succeed to and


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

become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all items of Collateral held by Secured Party together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Disbursement Agent's resignation or removal hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

            SECTION 14. Amendments; Etc. No amendment or waiver of any provision of this Agreement, or consent to any departure by Pledgor herefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

            SECTION 15. Notices. Any communications between the parties hereto or notices provided herein to be given may be given to the address of the party as set forth under such party's name on the signature pages hereof. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (a) if delivered in person,
(b) if sent by reputable overnight delivery service, (c) in the event overnight delivery services are not readily available, if mailed by first class mail, postage prepaid, registered or certified with return receipt requested or (d) if sent by prepaid telex, or by telecopy with correct answer back received. Notice so given shall be effective upon receipt by the addressee, except that communication or notice so transmitted by telecopy or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Business Day and, if not, on the next following Business Day) on which it is validly transmitted if transmitted before 4 p.m., recipient's time, and if transmitted after that time, on the next following Business Day; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. Any party shall have the right to change its address for notice hereunder to any other location by giving of no less than twenty (20) days' notice to the other parties in the manner set forth hereinabove.

            SECTION 16. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any


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

other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

            SECTION 17. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

            SECTION 18. Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

            SECTION 19. Governing Law; Terms. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE UCC PROVIDES THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

            SECTION 20. Consent to Jurisdiction and Service of Process. ALL JUDICIAL PROCEEDINGS BROUGHT AGAINST PLEDGOR ARISING OUT OF OR RELATING TO THIS AGREEMENT MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT PLEDGOR ACCEPTS FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, GENERALLY AND UNCONDITIONALLY, THE NONEXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS AGREEMENT. Pledgor hereby agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to Pledgor at its address as provided in Section 15, such service being hereby acknowledged by Pledgor to be sufficient for personal jurisdiction in any action against Pledgor in any such court and to be otherwise effective and binding service in every respect. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of Secured Party to bring proceedings against Pledgor in the courts of any other jurisdiction.

            SECTION 21. Waiver of Jury Trial. PLEDGOR AND SECURED PARTY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR THE THIRD-PARTY ACCOUNT AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Pledgor and Secured Party each acknowledge that this waiver is a material inducement for Pledgor and Secured Party to enter into a business relationship, that Pledgor and Secured Party have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Pledgor and Secured Party further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR THE THIRD-PARTY ACCOUNT AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

            SECTION 22. Counterparts. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                  [Remainder of page intentionally left blank]

            IN WITNESS WHEREOF, Pledgor and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.


                         PLEDGOR:

                             LAS VEGAS SANDS, INC.,
                             a Nevada corporation


                             By: /s/ William P. Weidner
                                 ----------------------
                                 Name:   William P. Weidner
                                 Title:  President

                             Notice Address:   3355 Las Vegas Blvd South
                                               Room 1A
                                               Las Vegas, Nevada 89109
                             Facsimile Number: (702) 733-5499


                             VENETIAN CASINO RESORT, LLC,
                             a Nevada limited liability company

                             By: LAS VEGAS SANDS, INC., its managing member

                             By: /s/ William P. Weidner
                                 -----------------------
                                 Name:   William P. Weidner
                                 Title:  President

                             Notice Address:   3355 Las Vegas Blvd South
                                               Room 1A
                                               Las Vegas, Nevada 89109

                             Facsimile Number: (702) 733-5499

                         SECURED PARTY:

                             THE BANK OF NOVA SCOTIA, a Canadian
                             chartered bank, as Disbursement Agent under the Disbursement Agreement


                             By: /s/ Alan W. Pendergast
                                 -------------------
                              Title: Relationship Manager


                             Notice Address:   The Bank of Nova Scotia
                                               580 California Street
                                               San Francisco, CA 94104

                             Attention:        Alan Pendergast
                                               Relationship Manager

                             Facsimile Number: (415) 397-0791

                             with a copy to:   The Bank of Nova Scotia
                                               600 Peachtree Street, N.E.
                                               Atlanta, GA 30308

                             Attention:        Marianne Velker
                             Facsimile Number: (404) 888-8998

                                     ANNEX A

         [FORM OF MORTGAGE NOTES PROCEEDS THIRD-PARTY ACCOUNT AGREEMENT]

            This MORTGAGE NOTES PROCEEDS THIRD-PARTY ACCOUNT AGREEMENT (this "Agreement") is dated as of November 14, 1997 and entered into by and among LAS VEGAS SANDS, INC., A Nevada corporation ("LVSI"), VENETIAN CASINO RESORT, LLC, a Nevada limited liability company ("VCR", and jointly and severally with LVSI, "Pledgor"), THE BANK OF NOVA SCOTIA, a Canadian chartered bank, as Disbursement Agent under the Disbursement Agreement (in such capacity herein called "Secured Party") and GOLDMAN, SACHS & CO., a Broker-Dealer ("Securities Intermediary").

                             PRELIMINARY STATEMENTS

      A. The Project. LVSI, VCR and Grand Canal Shops Mall Construction, LLC, a Delaware limited liability company ("GCCLLC"), propose to develop, construct and operate the Venetian Casino Resort, a large scale Venetian-themed hotel, casino, retail, meeting and entertainment complex, with related heating, ventilation and air conditioning and power station facilities, as part of the redevelopment of the site of the former Las Vegas Sands Hotel and Casino.

      B. Bank Credit Agreement. Concurrently herewith, LVSI, VCR, the Bank Agent and the Bank Lenders have entered into the Bank Credit Agreement pursuant to which the Bank Lenders have agreed, subject to the terms thereof, to provide certain loans to LVSI and VCR, jointly and severally, in an aggregate amount and for purposes specified therein.

      C. Interim Mall Credit Agreement. Concurrently herewith, LVSI, VCR, GCCLLC, and the Interim Mall Lender have entered into the Interim Mall Credit Agreement pursuant to which the Interim Mall Lender has agreed to provide loans to LVSI, VCR and GCCLLC, jointly and severally, in an aggregate amount and for purposes specified therein.

      D. Mortgage Notes Indenture. Concurrently herewith, LVSI, VCR, certain guarantors named therein, and the Mortgage Notes Indenture Trustee have entered into the Mortgage Notes Indenture pursuant to which LVSI and VCR will issue Mortgage Notes in an aggregate principal amount and for purposes specified therein.

      E. Subordinated Notes Indenture. Concurrently herewith, LVSI, VCR, certain guarantors named therein, and the Subordinated Notes Indenture Trustee, have entered into the Subordinated Notes Indenture pursuant to which LVSI and VCR will issue Subordinated Notes in an aggregate principal amount and for purposes specified therein.

      F. Funding Agents' Disbursement and Administration Agreement. Concurrently herewith, Pledgor, GCCLLC, the Bank Agent (acting on behalf of itself and the Bank Lenders),


                                   ANNEX A-1
the Interim Mall Lender, the Mortgage Notes Indenture Trustee (acting on behalf of itself and the Mortgage Note Holders), the HVAC Provider and The Bank of Nova Scotia as "Disbursement Agent" have entered into that certain Funding Agents' Disbursement and Administration Agreement ("Disbursement Agreement") for the purpose of setting forth, among other things, (a) the mechanics for and allocation of the Company's requests for Advances under the Facilities and from the Company's Funds Account, (b) the conditions precedent to the initial Advance and conditions precedent to subsequent Advances, (c) certain common representations, warranties and covenants of the Company in favor of the Funding Agents, (d) the establishment of the Collateral Accounts, (e) the pledge and management of the Collateral Accounts, and (f) the common events of default and remedies.

      G. Condition. It is a condition precedent to the purchase of the Mortgage Notes by the Mortgage Note Holders that Pledgor shall have established the Mortgage Note Proceeds Account, granted control to the Disbursement Agent (as Secured Party) of such account, and undertaken the obligations contemplated by this Agreement.

            NOW, THEREFORE, in consideration of the premises and in order to induce the Mortgage Note Holders to purchase the Mortgage Notes under the Mortgage Notes Indenture and for other good consideration, the receipt and adequacy of which are hereby acknowledged, Pledgor, Securities Intermediary and Secured Party hereby agree as follows:

            SECTION 1. Definitions.

            (a) Specific Definitions. The following terms used in this Agreement shall have the following meanings:

            "Broker-Dealer" means a person registered as a broker or dealer under the Securities Exchange Act of 1934, as amended.

            "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of New York or Nevada or is a day on which banking institutions located in such states are authorized or required by law or other governmental action to close, or a day on which the New York Stock Exchange is closed.

            "Code" shall mean the Uniform Commercial Code as in effect in New York.

            "Collateral" means (i) the Mortgage Notes Proceeds Account, (ii) all amounts held from time to time in the Mortgage Notes Proceeds Account, (iii) all Investments, including all Financial Assets, security entitlements, securities (whether certificated or uncertificated), instruments, accounts, general intangibles and deposits representing or evidencing any Investments, (iv) all interest, dividends, cash, instruments, securities and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Collateral, and (v) to the extent not covered by clauses (i) through (iv) above, all proceeds of any or all of the foregoing Collateral.

            "Collateral Accounts" means the Mortgage Notes Proceeds Account and any


                                   ANNEX A-2
other accounts in which Investments may be held or registered.

            "Investments" means any Financial Assets credited to the Mortgage Notes Proceeds Account, and any other property acquired by Securities Intermediary as securities intermediary hereunder in exchange for, with proceeds from or distributions on, or otherwise in respect of any Investments.

            "Mortgage Notes Proceeds Account" means the restricted securities account established and maintained with Securities Intermediary pursuant to
Section 2(a).

            "Overnight Investments" means Investments of the kind described in subdivision (a)(v), (b) or (c) of the definition of "Permitted Investments."

            "Permitted Investments" means (a) (i) direct obligations of the United States of America (including obligations issued or held in book-entry form on the books of the Department of the Treasury of the United States of America) or obligations fully guaranteed by the United States of America, (ii) obligations, debentures, notes or other evidence of indebtedness issued or guaranteed by any other agency or instrumentality of the United States, (iii) interest-bearing demand or time deposits (which may be represented by certificates of deposit) issued by banks having general obligations rated (on the date of acquisition thereof) at least "A" or the equivalent by any Rating Agency or, if not so rated, secured at all times, in the manner and to the extent provided by law, by collateral security in clause (i) or (ii) of this definition, of a market value of no less than the amount of monies so invested,
(iv) commercial paper rated (on the date of acquisition thereof) at least "A-1" or "P-1" or the equivalent by any Rating Agency issued by any Person, (v) repurchase obligations for underlying securities of the types described in clause (i) or (ii) above, entered into with any commercial bank or any other financial institution having long-term unsecured debt securities rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating Agency in connection with which such underlying securities are held in trust or by a third-party custodian, (vi) guaranteed investment contracts of any financial institution which has a long-term debt rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating Agency, (vii) obligations (including both taxable and nontaxable municipal securities) issued or guaranteed by, and any other obligations the interest on which is excluded from income for Federal income tax purposes issued by, any state of the United States of America or the District of Columbia or the Commonwealth of Puerto Rico or any political subdivision, agency, authority or instrumentality thereof, which issuer or guarantor has (A) a short-term debt rated (on the date of acquisition thereof) at least "A-1" or "P-1" or the equivalent by any Rating Agency and (B) a long-term debt rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating Agency, (viii) investment contracts of any financial institution either (A) fully secured by (1) direct obligations of the United States, (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States or (3) securities or receipts evidencing ownership interest in obligations or specified portions thereof described in clause (1) or (2), in each case guaranteed as full faith and credit obligations of the United States of America, having a market value at least equal to 102% of the amount deposited thereunder, or (B) with long-term debt rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating Agency and short-term debt rated at least


                                   ANNEX A-3

"A-1" or "P-1" or the equivalent by any Rating Agency, (ix) a contract or investment agreement with a provider or guarantor (A) which provider or guarantor is rated at least "A" or "A2" or the equivalent by any Rating Agency (provided that if a guarantor is party to the rating, the guaranty must be unconditional and must be confirmed in writing prior to any assignment by the provider to another subsidiary of such guarantor,) (B) providing that monies invested shall be payable without condition (other than notice) and without brokerage fee or other penalty, upon not more than two Business Days' notice for application when and as required or permitted under the Collateral Documents, and (C) stating that such contract or agreement is unconditional, expressly disclaiming any right of setoff and providing for immediate termination in the event of insolvency of the provider and termination upon demand of the Disbursement Agent if prior to Completion (which demand shall only be made at the direction of the Pledgor) after payment or other covenant default by the provider, or (x) any debt instruments of any Person which instruments are rated (on the date of acquisition thereof) at least "A," "A2," "A-1" or "P-1" or the equivalent by any Rating Agency; provided that in each case of clauses (i) through (x), such investments are denominated in United States dollars and maturing not more than 13 months from the date of acquisition thereof; (b) investments in any money market fund which is rated (on the date of acquisition thereof) at least "A" or "A2" or the equivalent by any Rating Agency; (c) investments in mutual funds sponsored by any securities broker-dealer of recognized national standing having an investment policy that requires substantially all the invested assets of such fund to be invested in investments described in any one or more of the foregoing clauses and having a rating of at least "A" or "A2" or the equivalent by any Rating Agency or (d) investments in both taxable and nontaxable (i) periodic auction reset securities ("PARS") which have final maturities between one and 30 years from the date of issuance and are repriced through a dutch auction or other similar method every 35 days or (ii) auction preferred shares ("APS") which are senior securities of leveraged closed end municipal bond funds and are repriced pursuant to a variety of rate reset periods, in each case having rating of at least "A" or "A2" or the equivalent by any Rating Agency.

            "Suspension Period" means the period (i) beginning promptly after receipt by Securities Intermediary of written notice from Secured Party, substantially in the form of the Prohibition Notice attached to this Agreement as Attachment 1, suspending Pledgor's right to direct the investment of funds held for the credit of the Collateral Accounts, and (ii) ending promptly after receipt by Securities Intermediary of written notice from Secured Party, substantially in the form of the Rescission of Prohibition Notice attached to this Agreement as Attachment 2, rescinding the preceding Prohibition Notice.


                                   ANNEX A-4

            (b) General Provisions. Capitalized terms used but not defined herein shall have the meaning given to such terms in Exhibit A. Unless otherwise defined herein or in Exhibit A, terms used in Articles 8 and 9 of the Code are used herein as therein defined. Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate. When a reference is made in this Agreement to an Appendix, Exhibit, Introduction, Recital, Section or Schedule, such reference shall be to an Appendix, an Exhibit, the Introduction, a Recital or a Section of, or a Schedule to, this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

            SECTION 2. Establishment and Operation of Mortgage Notes Proceeds Account.

            (a) Establishment of Mortgage Notes Proceeds Account. Pledgor and Secured Party hereby authorize and direct Securities Intermediary to establish and maintain at its office at 85 Broad Street, New York, New York 10022, a securities account in the name of Secured Party and under the sole dominion and control of Secured Party, designated as "Bank of Nova Scotia Mortgage Notes Proceeds Account." Securities Intermediary hereby undertakes to treat Secured Party as the person entitled to exercise the rights that comprise any Financial Asset credited to the Mortgage Notes Proceeds Account. Secured Party and Pledgor agree that this account shall be the "Mortgage Notes Proceeds Account."

            (b) Operations of the Mortgage Notes Proceeds Account. The Mortgage Notes Proceeds Account shall be operated, and all Investments shall be acquired and registered or held (as applicable), in accordance with the terms of this Agreement.

            (c) Account Statements. Securities Intermediary shall send Secured Party and Pledgor written account statements with respect to the Mortgage Notes Proceeds Account not less frequently than monthly. Reports or confirmation of the execution of orders and statements of account shall be conclusive if not objected to in writing within 30 days after delivery pursuant to Section 12.


                                   ANNEX A-5

            SECTION 3. Mechanics of Deposits of Funds to the Mortgage Notes Proceeds Account.

            (a) Transfers to the Mortgage Notes Proceeds Account. All transfers of funds to the Mortgage Notes Proceeds Account shall be made by wire transfer (or, if applicable, intra-bank transfer) of immediately available funds addressed as follows:

            The Chase Manhattan Bank, New York, New York
            ABA No.:   021-0000-21
            Reference: A/C Goldman, Sachs & Co.
                       A/C# 930-1-011483
                       FFC A/C: BANK OF NOVA SCOTIA MORTGAGE NOTES
                                PROCEEDS ACCOUNT (VCR)
                                A/C#: 010-20498-0


                                   ANNEX A-6

            (b) Notice of Transfers. In the event of any transfer of funds to the Mortgage Notes Proceeds Account pursuant to any provision of Section 3, Pledgor, Secured Party, as the case may be, shall promptly after initiating or sending out written instructions with respect to such transfer, give notice to the other such party by facsimile of the date and amount of such transfer.

            SECTION 4. Permitted Investments and Transfers of Amounts in the Mortgage Notes Proceeds Account.

            (a) Strict Compliance. Credit balances held by Securities Intermediary in the Collateral Accounts shall not be (i) invested or reinvested,
(ii) sold or redeemed, or (iii) transferred from the Collateral Accounts, in either case except as provided in this Section 4.

            (b) Pledgor's Right to Direct Investment. Except during any Suspension Period, Securities Intermediary shall, in accordance with Pledgor's written Entitlement Orders given to Securities Intermediary from time to time, sell or redeem Investments, and apply amounts transferred to or held for the credit of the Mortgage Notes Proceeds Account to make investments for credit to the Mortgage Notes Proceeds Account, in Securities Intermediary's name and as custodian under this Agreement, in Permitted Investments denominated and payable in United States dollars. During any Suspension Period, (i) Pledgor's right to direct such investments under this Section 4(b) shall be suspended, and Securities Intermediary shall not accept Entitlement Orders with respect to the Mortgage Notes Proceeds Account from any person other than Secured Party; and
(ii) any credit balances shall be invested and reinvested only as provided in
Section 4(c).

            (c) Overnight Investments. To the extent that, as of 12:00 noon, New York time on any Business Day, there are credit balances expected to remain after settlement of all pending transactions in any of the Collateral Accounts, unless otherwise instructed by Secured Party, Securities Intermediary shall apply the expected credit balances to acquire Overnight Investments. Any Overnight Investments shall be held for the credit of the Collateral Accounts from which the proceeds for acquisition was derived. If for any reason Securities Intermediary fails to invest credit balances in Overnight Investments as provided in this Section, Securities Intermediary shall credit the Mortgage Notes Proceeds Account with daily interest on the uninvested free credit balance in accordance with its usual practice.


                                   ANNEX A-7

            (d) Actions of Securities Intermediary on Purchase of Investments. Promptly upon the purchase, acquisition or transfer for credit of the Collateral Accounts of any Investment, Securities Intermediary shall take all steps that it customarily takes in the ordinary course of its business to ensure that such Investment is credited on its books to the Collateral Accounts. Without limiting the generality of the foregoing, Securities Intermediary shall promptly (i) send to Pledgor and Secured Party a written confirmation of the acquisition of such Investment, and (ii) indicate by book entry in its records that such Investment has been credited to, and is held for the credit of, the Mortgage Notes Proceeds Account. Securities Intermediary agrees with Pledgor and Secured Party that any credit balances or property credited to, or held for the credit of, the Collateral Accounts shall be treated as "Financial Assets" as that term is defined in Section 8-103(a)(9)(iii) of the Code.

            (e) Control Agreement. Anything contained herein to the contrary notwithstanding, Securities Intermediary shall, if and as directed in writing by Secured Party, without the consent of Pledgor, (i) comply with Entitlement Orders originated by Secured Party with respect to the Collateral Accounts and any Security Entitlements therein, (ii) transfer, sell or redeem any of the Collateral, (iii) transfer any or all of the Collateral to any account or accounts designated by Secured Party, including an account established in Secured Party's name (whether at Secured Party or Securities Intermediary or otherwise), (iv) register title to any Collateral in any name specified by Secured Party consistent with the policies or practices of the applicable depository, including the name of Secured Party or any of its nominees or agents, without reference to any interest of Pledgor, or (v) otherwise deal with the Collateral as directed by Secured Party. Nothing contained in this paragraph shall constitute a waiver of by Pledgor of any rights or remedies it may have against Secured Party under this Agreement or any other agreement.

            (f) Deposit of Proceeds. Any interest, cash dividends or other cash distributions received in respect of any Investments and the net proceeds of any sale or payment of any Investments shall be promptly credited to, and held for the credit of, the Mortgage Notes Proceeds Account. Any distribution of property other than cash in respect of any Investment shall be credited to, and held for the credit of, the Mortgage Notes Proceeds Account.

            SECTION 5. Acknowledgement of Security Interest in Favor of Secured Party; Covenant Against Creation of other Interests.

            (a) Acknowledgement of Security Interest. Securities Intermediary acknowledges the security interest granted by Pledgor in favor of Secured Party in the Collateral.

            (b) Acknowledgement of Securities Intermediary's Role. Securities Intermediary hereby further acknowledges that it holds the Collateral Accounts, and all Security Entitlements therein, as custodian for, for the benefit of, and subject to the control of, Secured Party. Securities Intermediary shall, by book entry or otherwise, indicate that the Collateral Accounts, and all Security Entitlements registered to or held therein, are subject to the control of Secured Party as provided in Section 4(e).


                                   ANNEX A-8

            (c) Securities Intermediary Has No Notice of Adverse Claims. Securities Intermediary represents and warrants that (i) it has no notice of any Adverse Claim against any of the Collateral other than the claim of Secured Party under this Agreement; and (ii) it is not party to any agreement other than this Agreement that governs its rights or duties, or limits or conflicts with the rights of Secured Party, including the exclusive right of Secured Party to control as provided in Section 4(e), with respect to the Collateral Accounts.

            (d) Securities Intermediary Shall Not Acknowledge Other Claims. Securities Intermediary agrees that, except as expressly provided in this Agreement (including Section 6(d)) or with the written consent of Secured Party, it shall not agree to or acknowledge (i) any right by any Person other than Secured Party to originate Entitlement Orders or control with respect to the Collateral Accounts; or (ii) any limitation on the right of Secured Party to originate Entitlement Orders with respect to or direct the transfer of any Investments or cash credited to the Collateral Accounts.

            SECTION 6. Securities Intermediary Maintenance of the Collateral Accounts.

            (a) Transactions Shall Comply With Rules. The parties acknowledge that all transactions in Financial Assets under this Agreement shall be in accordance with the rules and customs of the exchange, market or clearing organization, if any, in which the transactions are executed or settled and in conformity with applicable law and regulations of governmental authorities and future amendments or supplements thereto.

            (b) Fees and Charges of Securities Intermediary. Pledgor shall promptly pay Securities Intermediary, in accordance with Securities Intermediary's usual schedule of charges or any written agreement between Securities Intermediary and Pledgor, any fees or charges reasonably imposed by Securities Intermediary with respect to the establishment, maintenance or transactions in or affecting the Collateral Accounts.

            (c) Securities Intermediary Shall Not Permit Leverage of Investments. Securities Intermediary shall not execute any transaction to acquire Financial Assets under Section 4(b) unless (A) there are sufficient funds in the Collateral Accounts to settle such transactions or (B) it is reasonably anticipated that such funds may be generated through the liquidation of Financial Assets then in the Collateral Accounts, or to sell or redeem any Financial Asset which is not held, or reasonably expected to be acquired in pending transactions, for the credit of the Mortgage Notes Proceeds Account. Notwithstanding the foregoing sentence, in the event that Securities Intermediary executes a transaction without adequate funds to settle the transaction, Pledgor shall be liable to Securities Intermediary for any deficiency and shall promptly reimburse Securities Intermediary for any loss or expense incurred thereby, including losses sustained by reason of Securities Intermediary's inability to borrow any securities or other property sold for the Collateral Accounts. Pledgor agrees to pay interest charges which may be imposed by Securities Intermediary in accordance with its usual custom, with respect to late payments for securities or Financial Assets purchased for the Collateral Accounts and prepayments in the Collateral Accounts (i.e., the crediting of the proceeds of sale before the settlement date or receipt by Securities Intermediary of the items


                                   ANNEX A-9
sold in good deliverable form). Pledgor agrees to pay promptly any amount which may become due in order to satisfy demands for additional margin or marks to market with respect to any security purchased or sold on instruction from Pledgor.

            (d) Risk of Investments and Transactions. It is not the intention of the parties that Securities Intermediary should bear any investment risk associated with Permitted Investments or Overnight Investments acquired for the credit of the Collateral Accounts in accordance with Section 4. Any losses or gains realized on such Investments shall be charged or credited to the Collateral Accounts, as appropriate. On committing to a transaction for the credit of the Collateral Accounts pursuant to an instruction permitted in accordance with Section 4, Securities Intermediary may, (i) pending settlement, block (A) the Investments to be sold or (B) credit balances sufficient to settle any acquisition, or investments the liquidation of which will yield funds sufficient to settle any acquisition and, (ii) at the time of settlement, deliver such Investments or funds in accordance with the rules, custom or practice of the particular market.

            (e) Use of Intermediaries and Nominees. Securities Intermediary is authorized, subject to Secured Party's written instructions, to register any Financial Assets acquired by Securities Intermediary pursuant to this Agreement in the name of Securities Intermediary or in the name of its nominee, or to cause such securities to be registered in the name of a Federal reserve bank or a recognized securities intermediary or clearing corporation, or any nominee thereof. Securities Intermediary may at any time and from time to time appoint, and may at any time remove, any bank, trust company, clearing corporation, or Broker-Dealer as its agent to carry out such of the provisions of this Agreement. The appointment or use of any intermediary, or the appointment of any such agent, shall not relieve Securities Intermediary of any responsibility or liability under this Agreement.

            (f) Corporate Actions. Except as otherwise set forth herein, Pledgor and Secured Party agree that Securities Intermediary shall have no responsibility for ascertaining or acting upon any calls, conversions, exchange offers, tenders, interest rate changes or similar matters relating to any Financial Assets credited to or held for the credit of the Collateral Accounts (except based on written instructions originated by Pledgor or Secured Party), or for informing Pledgor or Secured Party with respect thereto, whether or not Securities Intermediary has, or is deemed to have, knowledge of any of the aforesaid. Securities Intermediary is authorized to withdraw securities sold or otherwise disposed of, and to credit the Mortgage Notes Proceeds Account's account with the proceeds thereof or make such other disposition thereof as may be directed in accordance with this Agreement. Securities Intermediary is further authorized to collect all income and other payments which may become due on Financial Assets credited to the Collateral Accounts, to surrender for payment maturing obligations and those called for redemption and to exchange certificates in temporary form for like certificates in definitive form, or, if the par value of any shares is changed, to effect the exchange for new certificates. It is understood and agreed by Pledgor and Secured Party that, although Securities Intermediary will use reasonable efforts to effect the transactions set forth in the preceding sentence, Securities Intermediary shall incur no liability for its failure to effect the same unless its failure is the result of wilful misconduct.

            (g)   Disclosure of Account Relationships. Pledgor and Secured Party


                                   ANNEX A-10
acknowledge that Securities Intermediary may be required to disclose to securities issuers the name, address and securities positions with respect to Financial Assets credited to the Collateral Accounts, and hereby consent to such disclosures.

            (h) Forwarding of Documents. Securities Intermediary shall forward to Pledgor and, if requested, Secured Party, or notify Pledgor and, if requested, Secured Party by telephone of, all written communications received by Securities Intermediary as owner of any Financial Assets credited to the Collateral Accounts and which are intended to be transmitted to the beneficial owner thereof.

            (i) Direction of Secured Party Controls in Disputes. Pledgor, Securities Intermediary and Secured Party hereby agree that in the event any dispute arises with respect to the payment, ownership or right to possession of the Collateral Accounts or any other Collateral credited to or held therein, Securities Intermediary shall take such actions and shall refrain from taking such actions with respect thereto as may be directed by Secured Party.

            (j) No Setoff, etc. Securities Intermediary shall not exercise on its own behalf any claim, right of set-off, banker's lien, clearing lien, counterclaim or similar right against any of the Collateral; provided that Securities Intermediary may deduct, from any credit balances, any usual and ordinary transaction and administration fees payable in connection with the administration and operation of the Collateral Accounts. Except for claims for deductions permitted in the preceding sentence, Securities Intermediary agrees that any security interest it may have in the Collateral Accounts or any security entitlement carried therein shall be subordinate and junior to the interest of Secured Party.

            (k) Only Agreement. This Agreement shall govern the actions, rights and obligations of Securities Intermediary, and shall determine the governing law, with respect to the Collateral Accounts and the Collateral notwithstanding any term or condition in any agreement other than this Agreement as it may be amended, supplemented or otherwise modified in writing.

            (l) Care of Financial Assets. Securities Intermediary shall maintain possession or control of all Financial Assets credited to the Collateral Accounts by segregating such Financial Assets from its proprietary assets and keeping them free of any lien, charge or claim of any third party granted or created by Securities Intermediary. Securities Intermediary shall take such other steps to ensure that Financial Assets credited to the Collateral Accounts are identified as being held for customers of Securities Intermediary as may required under applicable law or in accordance with custom and practice in the industry.

            (m) Further Actions. Securities Intermediary shall take such further actions as Secured Party shall reasonably request as being necessary or desirable to maintain or achieve perfection or priority of Secured Party's security interest with respect to the Collateral and to permit Secured Party to exercise its rights with respect to the Collateral.

            SECTION 7. Limitations on Duties, and Exculpation and
Indemnification, of Securities Intermediary.


                                   ANNEX A-11

            (a) Limitation on Duty of Care; Exculpation. Securities Intermediary's duties hereunder are only those specifically provided herein, and Securities Intermediary shall incur no liability whatsoever for any actions or omissions hereunder except for any such liability arising out of or in connection with Securities Intermediary's gross negligence or wilful misconduct. Securities Intermediary has no obligation to ensure the sufficiency of this Agreement or the arrangements described hereunder to satisfy any objectives of Secured Party or Pledgor. Securities Intermediary shall have no duty to supervise or to provide investment counseling or advice to Pledgor or Secured Party with respect to the purchase, sale, retention or other disposition of any Financial Assets held hereunder. Except as specifically otherwise provided in this Agreement, Securities Intermediary shall not be responsible for enforcing compliance by the other parties to this Agreement with their respective duties and obligations to each other under this or any other Agreement.

            (b) Consultation with Counsel. Securities Intermediary may consult with, and obtain advice from, legal counsel as to the construction of any of the provisions of this Agreement, and shall incur no liability in acting in good faith in accordance with the reasonable advice and opinion of such counsel.

            (c) Reasonable Reliance. Securities Intermediary shall be fully protected and shall suffer no liability in acting in accordance with any written instructions reasonably believed by it to have been given (i) by Secured Party with respect to any aspect of the operation of the Collateral Accounts (including any such instructions relating to any investment or transfer of any amounts held therein), (ii) by Pledgor, to the extent provided in Section 4(b), with respect to the Collateral Accounts, or (iii) by Secured Party originally named herein until such time as Securities Intermediary receives notice of the substitution of Secured Party pursuant to Section 11.

            (d) Indemnification. Pledgor agrees to indemnify Securities Intermediary from and against any and all claims, losses, liabilities and expenses (including reasonable attorneys' fees and expenses) in any way relating to, growing out of or resulting from this Agreement or the performance of its obligations hereunder, except to the extent arising out of or in connection with Securities Intermediary's gross negligence or wilful misconduct.

            SECTION 8. Representations and Warranties By Securities Intermediary. Securities Intermediary hereby represents and warrants to Pledgor and Secured Party as follows:

            (a) Corporate Power. Securities Intermediary has all necessary corporate power and authority to enter into and perform this Agreement.

            (b) Execution Authorized. The execution, delivery and performance of this Agreement by Securities Intermediary have been duly authorized by all necessary corporate action on the part of Securities Intermediary.

            (c) Securities Intermediary. Securities Intermediary is a "securities intermediary" (as that term is defined in Section 8-102(a)(14) of the Code) and is acting in such


                                   ANNEX A-12
capacity with respect to the Collateral Accounts. Securities Intermediary is not a "clearing corporation" (as that term is defined in Section 8-102(a)(5) of the Code).

            SECTION 9. Termination. This Agreement shall terminate, and all rights to the Collateral Accounts and all other Collateral registered to or held therein shall revert to Pledgor, upon Securities Intermediary's receipt of written notice, signed by an authorized officer of Secured Party, that the Mortgage Notes Proceeds Collateral Account Agreement has terminated.

            SECTION 10. Resignation and Removal of Securities Intermediary.

            (a) Removal. Securities Intermediary may be removed at any time by written notice given by Secured Party to Securities Intermediary and Pledgor, but such removal shall not become effective until a successor Securities Intermediary shall have been appointed by Secured Party and shall have accepted such appointment in writing.

            (b) Resignation. Securities Intermediary may resign at any time by giving not less than thirty days' written notice to Secured Party and Pledgor, but such removal shall not become effective until a successor Securities Intermediary shall have been appointed by Secured Party and shall have accepted such appointment in writing. If an instrument of acceptance by a successor Securities Intermediary shall not have been delivered to the resigning Securities Intermediary within sixty days after the giving of any such notice of resignation, the resigning Securities Intermediary may, at the expense of Pledgor, petition any court of competent jurisdiction for the appointment of a successor Securities Intermediary.

            (c) Successor Securities Intermediary. Any successor Securities Intermediary shall be a bank or trust company, having capital and surplus of at least $100 million, located in the State of New York.

            (d) Process of Succession. Upon the appointment of a successor Securities Intermediary and its acceptance of such appointment, the resigning or removed Securities Intermediary shall transfer all items of Collateral held by it to such successor (which items of Collateral shall be transferred to a new Mortgage Notes Proceeds Account established and maintained by such successor). Following such appointment all references herein to Securities Intermediary shall be deemed a reference to such successor; provided that the provisions of
Section 7 hereof shall continue to inure to the benefit of the resigning or removed Securities Intermediary with respect to any actions taken or omitted to be taken by it under this Agreement while it was Securities Intermediary hereunder.

            SECTION 11. Secured Party as Disbursement Agent. Secured Party has been appointed to act as Secured Party hereunder by Lenders pursuant to the Disbursement Agreement. Secured Party shall at all times be the same Person that is Disbursement Agent under the Disbursement Agreement. Written notice of resignation by Disbursement Agent pursuant to subsection 9.7 of the Disbursement Agreement shall also constitute notice of resignation as Secured Party under this Agreement; removal of Disbursement Agent pursuant to subsection 9.7 of the Disbursement Agreement shall also constitute removal as Secured Party


                                   ANNEX A-13
under this Agreement; and substitution of a successor disbursement agent pursuant to subsection 9.7 of the Disbursement Agreement shall also constitute substitution of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Disbursement Agent under subsection 9.7 of the Disbursement Agreement by a successor Disbursement Agent, that successor Disbursement Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all items of Collateral held by Secured Party, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such documents and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement.

            SECTION 12. Notices. Any communications between the parties hereto or notices provided herein to be given may be given to the address of the party as set forth under such party's name on the signature pages hereof. All notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (a) if delivered in person,
(b) if sent by reputable overnight delivery service, (c) in the event overnight delivery services are not readily available, if mailed by first class mail, postage prepaid, registered or certified with return receipt requested or (d) if sent by prepaid telex, or by telecopy with correct answer back received. Notice so given shall be effective upon receipt by the addressee, except that communication or notice so transmitted by telecopy or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Business Day and, if not, on the next following Business Day) on which it is validly transmitted if transmitted before 4 p.m., recipient's time, and if transmitted after that time, on the next following Business Day; provided, however, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. Any party shall have the right to change its address for notice hereunder to any other location by giving of no less than twenty (20) days' notice to the other parties in the manner set forth hereinabove.

            SECTION 13. Amendments; Etc. No amendment or waiver of any provision of this Agreement, or consent to any departure by any party herefrom, shall in any event be effective unless the same shall be in writing and signed by the other parties, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

            SECTION 14. Severability. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

            SECTION 15. Headings. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this


                                   ANNEX A-14

Agreement for any other purpose or be given any substantive effect.

            SECTION 16. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. Securities Intermediary's Jurisdiction shall be New York.

            SECTION 17. Waiver of Jury Trial. PLEDGOR, SECURED PARTY AND SECURITIES INTERMEDIARY HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. The scope of this waiver is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Pledgor, Secured Party and Securities Intermediary each acknowledge that this waiver is a material inducement for Pledgor and Secured Party to enter into a business relationship, that Pledgor, Secured Party and Securities Intermediary have already relied on this waiver in entering into this Agreement and that each will continue to rely on this waiver in their related future dealings. Pledgor, Secured Party and Securities Intermediary further warrant and represent that each has reviewed this waiver with its legal counsel, and that each knowingly and voluntarily waives its jury trial rights following consultation with legal counsel. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT. In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

            SECTION 18. Counterparts. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

                  [Remainder of page intentionally left blank]


                                   ANNEX A-15

            IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.


                         PLEDGOR:

                             LAS VEGAS SANDS, INC.,
                             a Nevada corporation


                             By: __________________________________
                                  Name:
                                  Title:

                             Notice Address:   3355 Las Vegas Blvd South
                                               Room 1A
                                               Las Vegas, Nevada 89109

                             Facsimile Number: (702) 733-5499


                             VENETIAN CASINO RESORT, LLC,
                             a Nevada limited liability company

                             By:  LAS VEGAS SANDS, INC., its managing member

                                  By:______________________________
                                      Name:
                                      Title:

                             Notice Address:   3355 Las Vegas Blvd South
                                               Room 1A
                                               Las Vegas, Nevada 89109

                             Facsimile Number: (702) 733-5499


                                   ANNEX A-S-1

                             GRAND CANAL SHOPS MALL CONSTRUCTION, LLC, a Delaware limited liability company

                             By:  VENETIAN CASINO RESORT, LLC, its sole
                                  member

                                  By:  LAS VEGAS SANDS, INC., its managing
                                       member

                                  By:______________________________
                                       Name:
                                       Title:

                             Notice Address:   3355 Las Vegas Blvd South
                                               Room 1A
                                               Las Vegas, Nevada 89109

                             Facsimile Number: (702) 733-5499

                         SECURED PARTY:

                             THE BANK OF NOVA SCOTIA, a Canadian chartered bank, as Disbursement Agent under the Disbursement Agreement


                             By: __________________________________
                                     Alan Pendergast
                              Title: Relationship Manager


                             Notice Address:   The Bank of Nova Scotia
                                               580 California Street
                                               San Francisco, CA 94104

                             Attention:        Alan Pendergast
                                               Relationship Manager

                             Facsimile Number: (415) 397-0791

                             with a copy to:   The Bank of Nova Scotia
                                               600 Peachtree Street, N.E.
                                               Atlanta, GA 30308

                             Attention:        Marianne Velker
                             Facsimile Number: (404) 888-8998


                                   ANNEX A-S-2

                         SECURITIES INTERMEDIARY:

                             GOLDMAN, SACHS & CO., as Securities Intermediary


                             By: __________________________________
                               Title:

                             Notice Address:    Goldman, Sachs & Co.
                                                Oliver Street Tower
                                                125 High Street, Suite 1700
                                                Boston MA  02110-2704

                             Attention:         Peter W. Grieve
                             Telephone:         (800) 343-9120
                             Facsimile Number:  (617) 204-2392

                             With a copy to:    Goldman, Sachs & Co.
                                                85 Broad Street
                                                New York, NY 10022

                             Attention:         Lisa Laura Mays
                             Facsimile Number:  (212) 902-3737


                                   ANNEX A-S-3

                                                                    ATTACHMENT 1

                          [FORM OF PROHIBITION NOTICE]

                          [Letterhead of Secured Party]

[date of notice]

TO:      [Securities Intermediary]

         -------------------------------

         -------------------------------

         -------------------------------
         Attn:
              --------------------------
         Facsimile no.
                      ------------------

CC:      [Pledgor]

         ---------------------

         -------------------------------

         -------------------------------

         -------------------------------
         Attn:
              --------------------------
         Facsimile no.
                      ------------------

        Re: Prohibition Notice under that Certain Mortgage Notes Proceeds Third-
            Party Account Agreement/Bank of Nova Scotia Mortgage Notes
            Proceeds Account Number 010-20498-0 ________________________________

Ladies and Gentlemen:

Pursuant to the Mortgage Notes Proceeds Third-Party Account Agreement dated November 14, 1997 ("Third-Party Account Agreement") among The Bank of Nova Scotia, as Secured Party, certain Pledgors and Securities Intermediary, we hereby give you this Prohibition Notice and notify you of the commencement of a Suspension Period. Until further notice from the undersigned substantially in the form of Attachment 2 to the Third-Party Account Agreement, [Securities Intermediary] shall not accept or follow instructions from Pledgor pursuant to
Section 4(b) of the Third-Party Account Agreement.

Capitalized terms used and not otherwise defined in this notice are used with their respective meanings in the Third-Party Account Agreement.

                                                   Yours truly,
                                                   [Secured Party]

                                                   By:
                                                       -------------------------
                                                   Its:
                                                       -------------------------


                                   ANNEX A/ATTACHMENT 1-1

                                                                    ATTACHMENT 2

                   [FORM OF RESCISSION OF PROHIBITION NOTICE]
                          [Letterhead of Secured Party]

[date of notice]

TO:      [Securities Intermediary]

         -------------------------------

         -------------------------------

         -------------------------------
         Attn:
              --------------------------
         Facsimile no.
                      ------------------

CC:      [Pledgor]

         ---------------------

         -------------------------------

         -------------------------------

         -------------------------------
         Attn:
              --------------------------
         Facsimile no.
                      ------------------

         Re: Rescission of Prohibition Notice under that Certain Mortgage Notes
             Proceeds Third-Party Account Agreement/Bank of Nova Scotia Mortgage Notes Proceeds Account Number 010-20498-0 _________________________

Ladies and Gentlemen:

Pursuant to the Mortgage Notes Proceeds Third-Party Account Agreement dated November 14, 1997 ("Third-Party Account Agreement") among The Bank of Nova Scotia, as Secured Party, certain Pledgors and Securities Intermediary, we hereby notify you of the rescission by [Secured Party] of the Prohibition Notice dated [date of Prohibition Notice] and the end of the related Suspension Period. You are hereby instructed that, until receipt of a new Prohibition Notice, you shall accept and follow written instructions from Pledgor pursuant to Section 4(b) of the Third-Party Account Agreement.

Capitalized terms used and not otherwise defined in this notice are used with their respective meanings in the Third-Party Account Agreement.

                                                   Yours truly,
                                                   [Secured Party]

                                                   By:
                                                       -------------------------
                                                   Its:
                                                       -------------------------


                                   ANNEX A/ATTACHMENT 2-1